Exhibit 99.1

BTCS Enhances Website to Better Articulate Business Plan and Growth Trajectory

Fair market value of Company’s crypto holdings and cash position at near record high

Silver Spring, MD – (Globe Newswire – November 2, 2021) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology focused company, today announced the launch of its newly revised website (www.btcs.com).

“The latest refresh of our corporate website better articulates our business plan, growth trajectory, and evolving value proposition, providing a clear vision for our stakeholders,” stated Charles Allen, Chief Executive Officer of BTCS. “With a strong financial foundation and the benefit of increased recognition as a Nasdaq-listed company, our team is fully focused on executing our vision of integrating our data analytics and staking-as-a-service platforms into a single seamless product offering.”

BTCS is designing the Data Analytics Dashboard to remove the technical barrier of entry to crypto and blockchain, ultimately integrating and delivering a full range of offerings centered around two core features: portfolio analytics and staking-as-a-service.

“Once launched, asset leveraging through our staking pools should provide investors at all levels an opportunity to earn rewards,” continued Allen. “As a first mover in the revenue generating, full node deployment space, our team has the experience to deliver a solution for this growing demand. We continue to grow our blockchain infrastructure operations, and by opening our master validator nodes to allow users to delegate their crypto through our non-custodial pools, we plan to enable platform participants the ability to earn yield from top next-generation blockchains.”

“We are currently generating revenue by operating master validator nodes across multiple blockchains, including Ethereum’s Beacon chain, Cardano, Tezos, Avalanche, and Cosmos, with others on the horizon,” added Michal Handerhan, Chief Operating Officer of BTCS. “We are excited, once launched, to bring this same revenue generating potential to our user base as it grows.”

The Company is also pleased to announce the beta release of its digital asset data analytics platform is now open to all participants and currently supports six exchanges and over 800 digital assets. BTCS plans to further broaden its suite of performance-tracking tools, add additional centralized and decentralized exchanges, as well as wallets, and stake pool monitoring.

To learn more about the BTCS Data Analytics Dashboard beta release, as well as the Company’s business plan, growth trajectory, and value proposition, visit BTCS.com.

The Company’s digital asset treasury strategy has been a key driver behind its improving financial position. The fair market value of BTCS’s digital asset holdings and cash position reached a new record high in October, surpassing $45 million. The Company’s planned integration of asset leveraging through its Data Analytics platform is designed to accelerate revenue growth.

About BTCS:

BTCS is an early mover in the blockchain and digital currency ecosystem, and the first “Pure Play” U.S. publicly traded company focused on blockchain infrastructure and technology. Through its blockchain infrastructure operations, the Company secures Proof-of-Stake blockchains by actively processing and validating blockchain transactions and is rewarded with native digital tokens. The Company is developing a proprietary Staking-as-a-Service platform to allow users to stake and delegate supported cryptocurrencies through a non-custodial platform, which it plans to integrate with its Data Analytics Dashboard, now in beta release. BTCS’s proprietary digital asset data analytics platform currently supports six exchanges and over 800 digital assets, and the Company plans to further broaden its suite of performance-tracking tools, add additional centralized and decentralized exchanges, as well as wallets, and stake pool monitoring. The Company’s digital asset treasury strategy, with a primary focus on disruptive non-security protocol layer assets, is a core component of its business model and supports BTCS’s expanding operations. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our belief regarding expectations for the Data Analytics Dashboard, plan to enable platform participants the ability to earn yield from top next-generation blockchains, potential revenue for our user base, accelerated revenue and growth, and plans for a staking-as-a-service platform. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, significant decrease in value of our digital assets and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of digital assets and reward, unexpected issues with our data base, reluctance of users to accept our product, decrease in value in the crypto that we currently own, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020 and the Prospectus Supplement dated September 14, 2021. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com